Exhibit 10.7

INVESTMENT OPPORTUNITY ALLOCATION AGREEMENT
This INVESTMENT OPPORTUNITY ALLOCATION AGREEMENT (this “Agreement”) is dated as of April 9, 2013, by and among American Realty Capital Healthcare Trust, Inc., a Maryland corporation (“ARC HT”) and American Realty Capital Healthcare Trust II, Inc., a Maryland corporation (“ARC HT II” and together with ARC HT, will be known hereafter as, the “ARC Funds”).
WHEREAS, each ARC Fund is a healthcare-focused public real estate investment trust sponsored indirectly by AR Capital, LLC, a Delaware limited liability company (“AR Capital”), or its Affiliates;
WHEREAS, ARC HT is externally managed and advised by American Realty Capital Healthcare Advisors, LLC, a Delaware limited liability company (“ARC HT’s Advisor”), pursuant to that certain Second Amended and Restated Management Agreement, dated as of November 12, 2012, as amended from time to time, by and among ARC HT, ARC HT’s Advisor and American Realty Capital Healthcare Trust Operating Partnership, L.P.;
WHEREAS, ARC HT II is externally managed and advised by American Realty Capital Healthcare II Advisors, LLC, a Delaware limited liability company (“ARC HT II’s Advisor”), pursuant to that certain Advisory Agreement, dated as of February 14, 2013, as amended from time to time, by and among ARC HT II, ARC HT II’s Advisor, and American Realty Capital Healthcare Trust II Operating Partnership, L.P.;
WHEREAS, each of ARC HT’s Advisor and ARC HT II’s Advisor, is, directly or indirectly, wholly owned by AR Capital or its Affiliates;
WHEREAS, each ARC Fund has invested in, or may in the future invest in, the Proposed Property Acquisitions (as defined in Schedule I hereto); and
WHEREAS, the ARC Funds wish to delineate their respective rights and obligations with respect to each other in connection with investing in the Proposed Property Acquisitions.
NOW, THEREFORE, in consideration of the mutual agreements herein made and intending to be legally bound, the parties hereto hereby agree as follows:
ARTICLE I
INVESTMENT OPPORTUNITIES
1.1    Investment Allocation.
(a)    The parties hereto agree that, during the term of this Agreement, (1) until such time as ARC HT has substantially completed its property acquisitions (subject to the concentration exception described in this paragraph of Section 1.1(a)), ARC HT shall have priority over any other ARC Fund to Proposed Property Acquisitions, except as may otherwise be agreed upon between the board of directors of the ARC Funds, and (2) after such time as ARC HT has substantially completed its property acquisitions, if any ARC Fund Advisor determines that one or more Proposed Property Acquisition is appropriate for its ARC Fund, and assuming each ARC Fund has sufficient capital to support such Proposed Property Acquisition, such Proposed Property Acquisition shall be submitted to the board of directors of each ARC Fund for a vote on whether to pursue such Proposed Property Acquisition. If the board of directors of more than one ARC Fund approves to pursue such Proposed Property Acquisition, the acquisition of such properties shall be allocated as set forth immediately below. Notwithstanding the foregoing, any priority to Proposed Property Acquisitions allocated to ARC HT hereby will be lifted in cases in which a proposed acquisition would overly concentrate ARC HT in a particular industry, geographical region or tenant.
For purposes of illustration only, assuming ARC HT and ARC HT II elect to pursue the Proposed Property Acquisition in accordance with this Section, and the last property acquired by ARC HT closed on July 1, 2013, and by ARC HT II closed on June 1, 2013, (i) if one property is available, ARC HT II shall be entitled to purchase such property, (ii) if two properties are available, ARC HT and ARC HT II shall each be able to purchase one property, and (iii) if three or more properties are available, ARC HT II shall be entitled to purchase two properties and ARC HT shall purchase the other property. Assuming further that ARC HT and ARC HT II each last purchased a property on May 1, 2013, the ARC Fund with the smallest property portfolio based on gross purchase price shall be entitled to purchase the property. The decision with respect to the specific properties to be acquired by each ARC Fund shall be agreed upon by the ARC Fund Advisors of such ARC Funds.
(b)    If any ARC Fund that elects to pursue the Proposed Property Acquisitions in accordance with Section 1.1(a) has sufficient capital to acquire all such proposed properties, the acquisition of such properties shall be allocated as follows: (i) if the ARC Funds pursuing such Proposed Property Acquisitions is greater than the number of properties available, in chronological order starting with the ARC Fund that has not acquired a property for the longest period of time or (ii) if the number of Proposed Property Acquisitions is equal to or greater than the number of ARC Funds pursuing such acquisitions and (A) the number of properties being acquired is divisible by the number of ARC Funds participating in such acquisitions to a whole number, equally among all such ARC Funds or (B) the number of properties being acquired is not divisible by the number of ARC Funds participating in such acquisitions to a whole number, first equally among all such ARC Funds to the extent possible, and then in chronological order starting with the ARC Fund that has not acquired a property for the longest period of time.
(c)    If any ARC Fund that elects to pursue the Proposed Property Acquisitions in accordance with Section 1.1(a) has sufficient capital to acquire some, but not all, the properties allocated to it pursuant to Section 1.1(b), the ARC Fund with sufficient capital shall be entitled to purchase the remaining properties.
(d)    The decision with respect to the specific properties to be acquired by each ARC Fund pursuant to this Section 1.1 shall be agreed upon by the ARC Fund Advisors of such ARC Funds. With respect to any allocation of properties pursuant to this Section 1.1 based on the chronological order starting with the ARC Fund that has not acquired a property for the longest period of time, if the ARC Funds last acquired a property on the same date, the allocation of such Proposed Property Acquisitions shall be to the ARC Fund with the smallest property portfolio based on gross purchase price.

ARTICLE II
MISCELLANEOUS
2.1    Definitions. Capitalized terms used herein without definition have the meanings ascribed to them in Schedule I hereto.
2.2    Termination. This Agreement shall terminate, with respect to a specific ARC Fund, on the earlier of the date on which (i) the Advisory Agreement that such ARC Fund is party to terminates or expires in accordance with its terms and (ii) the ARC Fund Advisor for such ARC Fund is no longer majority owned and controlled by AR Capital or its Affiliates.
2.3    Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered against receipt or upon actual receipt of (i) personal delivery, (ii) delivery by reputable overnight courier, (iii) delivery by facsimile transmission with telephonic confirmation or (iv) delivery by registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below (or to such other address as may be hereafter notified by the respective parties hereto in accordance with this Section 2.3):

ARC HT:	American Realty Capital Healthcare Trust, Inc. 405 Park Avenue New York, New York 10022 Attention: Edward M. Weil, Jr. Fax: (212) 421-5999
with a copy to:	Proskauer Rose LLP Eleven Times Square New York, New York 10036 Attention: Peter M. Fass, Esq. Fax: (212) 969-2900
ARC HT II:	American Realty Capital Healthcare Trust II, Inc. 405 Park Avenue New York, New York 10022 Attention: Edward M. Weil, Jr. Fax: (212) 421-5999
with a copy to:	Proskauer Rose LLP Eleven Times Square New York, New York 10036 Attention: Peter M. Fass, Esq. Fax: (212) 969-2900
2.4    Binding Nature of Agreement; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns as provided herein.

2.5    Integration. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.
2.6    Amendments; Waivers. This Agreement and the terms hereof may not be amended, supplemented or modified except in an instrument in writing executed by the parties hereto. No waiver of any term or condition hereof or obligation hereunder shall be valid unless made in writing and signed by the party to which performance is due.
2.7    GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR ANY DISTRICT WITHIN SUCH STATE FOR THE PURPOSE OF ANY ACTION OR JUDGMENT RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY AND TO THE LAYING OF VENUE IN SUCH COURT.
2.8    WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.
2.9    No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of a party hereto, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
2.10    Section Headings. The section and subsection headings in this Agreement are for convenience in reference only and shall not be deemed to alter or affect the interpretation of any provisions hereof.
2.11    Counterparts. This Agreement may be executed (including by facsimile transmission) by the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

2.12    Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.
AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

By:	/s/ Edward M. Weil, Jr. Name: Edward M. Weil, Jr. Title: President
AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC.

By: /s/ Edward M. Weil, Jr.
Name: Edward M. Weil, Jr.
Title: President

Schedule I
“Affiliate” means, with respect to a specified Person, any Person directly or indirectly controlling, controlled by, or under common control with the specified Person.
“Person” means any individual, general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative or association and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so permits.
“Proposed Property Acquisition” means any healthcare related real estate acquisition.